REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Board of Trustees of Pioneer
Variable Contracts Trust and Shareowners of Pioneer Bond VCT Portfolio, Pioneer
Disciplined Value VCT Portfolio, Pioneer
Emerging Markets VCT Portfolio, Pioneer
Equity Income VCT Portfolio, Pioneer High
Yield VCT Portfolio, Pioneer Mid Cap
Value VCT Portfolio, Pioneer Fund VCT
Portfolio, Pioneer Real Estate Shares VCT
Portfolio, Pioneer Select Mid Cap Growth
VCT Portfolio and Pioneer Strategic Income
VCT Portfolio:

In planning and performing our audit of the financial statements of Pioneer Bond VCT
Portfolio, Pioneer Disciplined Value VCT
Portfolio, Pioneer Emerging Markets VCT
Portfolio, Pioneer Equity Income VCT
Portfolio, Pioneer High Yield VCT
Portfolio, Pioneer Mid Cap Value VCT
Portfolio, Pioneer Fund VCT Portfolio,
Pioneer Real Estate Shares VCT Portfolio,
Pioneer Select Mid Cap Growth VCT
Portfolio and Pioneer Strategic Income VCT
Portfolio (the "Funds") (each a portfolio constituting Pioneer Variable Contracts
Trust), as of and for the year ended
December 31, 2014, in accordance with the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December
31, 2014.

This report is intended solely for the
information and use of management and the Board of Trustees of Pioneer Bond VCT
Portfolio, Pioneer Disciplined Value VCT
Portfolio, Pioneer Emerging Markets VCT
Portfolio, Pioneer Equity Income VCT
Portfolio, Pioneer High Yield VCT
Portfolio, Pioneer Mid Cap Value VCT
Portfolio, Pioneer Fund VCT Portfolio,
Pioneer Real Estate Shares VCT Portfolio,
Pioneer Select Mid Cap Growth VCT
Portfolio and Pioneer Strategic Income VCT
Portfolio and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Boston, Massachusetts
February 13, 2015